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                                                                   EXHIBIT 10.13

                                  FAIRFAX INC.

                      INTERCOMPANY TAX ALLOCATION AGREEMENT

                                      (NY)

         Agreement entered into this 15th day of December, 2000, by and between Fairfax Inc, a Wyoming corporation (the "Parent") and United States Fire Insurance Company, Crum & Forster Indemnity Company, and Seneca Insurance Company, Inc. (the "Subsidiaries").

         WHEREAS, Parent owns, directly or indirectly, 100% of the issued and outstanding stock of both the Subsidiary and the Affiliated Corporations listed on Schedule A hereto (the "Affiliated Corporations", and referred to collectively with Parent and Subsidiary, the "Group");

         WHEREAS, the members of the Group have elected to file a consolidated federal income tax return under the provisions of Section 1501, et. seq., of the Internal Revenue Code of 1986 as amended (the "Code"); and

         WHEREAS, Parent and Subsidiaries wish to allocate tax liability in accordance with the requirements of New York Insurance Department Circular Letter No. 33 (1979).

         NOW, therefore, the parties do hereby agree as follows:

         1. The Parent will compute and pay the consolidated federal income tax liability for the Group in accordance with the Code and its regulations, and will prepare, or cause to be prepared, and will file the consolidated federal income tax return for the Group. The Parent and the Subsidiaries shall review the accuracy of the accounting and methodology of the consolidated federal income tax return and make any necessary adjustments no less than thirty (30) days prior to the filing of the return.

         2. Each Subsidiary shall compute and pay to the Parent its federal income tax liability as if computed on a separate return. The Subsidiaries shall have first use of all their respective current operating losses and credits. The calculation of the separate federal income tax liability of the Subsidiaries shall be made pursuant to the Code and its regulations, as well as applicable cases, rulings, etc., and shall be determined by utilizing the maximum corporate income tax rate.

         3. Each Subsidiary shall pay its separate return tax liability to the Parent by no later than the applicable due date or dates that such payments would have been required by the Internal Revenue Service if the Subsidiaries had filed a separate return, or as soon thereafter as possible.

         4. If Subsidiaries would not have to pay any federal income tax or would have a claim for refund of federal income taxes, the Parent will pay to each Subsidiary an amount equal to the refund such Subsidiary would have been entitled to obtain from the Internal Revenue Service had it filed a separate return. Payment shall be made within thirty (30) days of the filing of the applicable estimated or actual consolidated income tax return with the Internal Revenue Service. However, where a refund is due to the Parent, it shall make payment to the domestic insurer within thirty (30) days of its receipt of such refund. All settlements shall be made in cash or securities eligible for investment by the domestic insurer, at marker value.

         5. If all or a portion of the Group is required or has elected to file a unitary or combined state income tax return (each such Group hereafter called a "State Group"), the Parent of the particular State Group will compute, report and pay the State Group's state income tax liability in accordance with the applicable state laws and regulations and will file the State Group's required annual return. Within thirty (30) days from the filing of the State Group's annual return, the Parent of the State Group will calculate and assess to each member of the State Group its share of the State Group's state income tax liability based on (i) the methodology required or established by state income tax law or (ii) if none, the percentage of each member's separate income or tax divided by the total separate income or tax of the State Group. Within thirty
(30) days of such assessment, each member will pay to the Parent its share of the state income tax liability.

         6. If after the filing of a return it is determined that the liability computed hereunder is incorrect, whether by reason of an Internal Revenue Service or state audit, discovery of error, the learning of new information, or otherwise, appropriate payments, including allocations of penalty and/or interest, if applicable, shall be made promptly to reflect the payments that should have been made.

         7. In lieu of actual payments, adjustments to intercompany payables and receivable may be made, and any net balances due will be paid within the period for payments as set forth in Section 4 and will be otherwise subject to the provisions of that section. All payments under this Agreement, including subsequent changes in the amount of the Subsidiary's tax liability or reimbursement payment, shall be considered an intercompany payable or receivable, as the case may be, until such adjustment is paid, and shall not be considered a dividend or surplus contribution.

         8. The Parent agrees to indemnify and reimburse each Subsidiary for any and all claims, demands and expenses in the event that the Internal Revenue Service levies upon the assets of such Subsidiary for unpaid taxes, including penalties and interest, in excess of that amount for which such Subsidiary may be liable pursuant to the terms of this Agreement.

         9. This Agreement shall be applicable only with respect to periods for which the parties are members of the same affiliated Group filing a consolidated federal income tax return. No adjustments hereunder shall be made with respect to periods for which either the Parent or one or more of the Subsidiaries are not members of the same affiliated Group.

         10. This Agreement shall take effect as of January 1, 2000, and shall continue until terminated by the mutual written agreement of all of the parties. In the event any party ceases to be affiliated with the Group, this Agreement automatically terminates only with respect to that member. This Agreement, shall also terminate if the Group fails to file a consolidated federal income tax return for any tax year of this Agreement. Notwithstanding the termination of this Agreement, its provisions will remain in effect, with respect to any period of time during the tax year in which termination occurs, for which the income of the terminating party must be included in the consolidated federal income tax return.

         11. This Agreement may, from time to time, be amended, modified, and supplemented in such manner as may be mutually agreed upon by the parties, subject to the approval of any regulatory authorities as required by law. Any amendment, modification or supplement to this Agreement shall be in writing and shall be executed by a duly appointed representative of each of the parties.

         12. Every article, term, condition and provision of the Agreement is declared to be independent of and severable from all other articles, terms, conditions and provisions of the Agreement. Invalidation, whether judicial or otherwise, of any article, term, condition or provision contained in this Agreement shall in no way affect any other provision of this Agreement, all of which shall remain in full force and effect.

         13. The books, accounts, tax returns and records of the Parent and the Subsidiaries shall be maintained so as to clearly and adequately disclose the precise nature and details of the obligations and liabilities under this Agreement. All materials relating to the tax returns, including but not limited to the returns, supporting schedules, work papers, and correspondence, shall be available for inspection at any time during normal business hours by the Parent or any Subsidiary. Each party to this Agreement shall maintain, at its principal or home office, records of all tax allocations, and any subsequent Internal Revenue Service or state review or adjustment. The provisions of this section shall survive termination of this Agreement.

         14. This Agreement has been approved by the Board of Directors of each party to this Agreement to the extent required by regulatory authorities. This Agreement shall be effective upon approval of regulatory authorities as required by law.

         15. This Agreement is not assignable by any party without the prior written consent of the other parties.

         16. Any controversy or claim arising out of or relating to this Agreement or breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         17. An escrow account shall be established and maintained by Parent for each Member that is a New York domestic insurer in an amount equal to the amount paid by such Member that is in excess of the actual amount paid by Parent to the Internal Revenue Service. Assets in the escrow account shall consist of assets eligible for investment by insurance companies in accordance with the New York Insurance Law. Escrow assets may be released by Parent from the escrow account at such time as the permissible period for loss carrybacks has elapsed. Instead of establishing the Escrow Account, Parent may, at its option, secure its obligation with a clean, irrevocable and evergreen letter of credit from a bank that is a "qualified bank" pursuant to New York Regulation 133.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized officers to be effective January 1, 2000.

                                       FAIRFAX, INC.


                                       By:    /s/ CYNTHIA D. CRANDALL
                                           -------------------------------------
                                           Name:  Cynthia D. Crandall
                                           Title: Vice President


                                       UNITED STATES FIRE INSURANCE COMPANY


                                       By:    /s/ MARY JANE ROBERTSON
                                           -------------------------------------
                                           Name:  Mary Jane Robertson
                                           Title:


                                       CRUM & FORSTER INDEMNITY COMPANY


                                       By:    /s/ MARY JANE ROBERTSON
                                           -------------------------------------
                                           Name:
                                           Title:


                                       SENECA INSURANCE COMPANY, INC.


                                       By:    /s/ MARC WOLIN
                                           -------------------------------------
                                           Name:  Marc Wolin
                                           Title: Chief Financial Officer

                           ATTACHMENT TO INTER-COMPANY

                            TAX ALLOCATION AGREEMENT

                                   SCHEDULE A

COMPANIES INCLUDED IN FAIRFAX, INC. FEDERAL CONSOLIDATED GROUP          F.E.I.N.
--------------------------------------------------------------        ----------
FAIRFAX INC.                                                          83-0306126
CRUM & FORSTER HOLDINGS, INC.                                         22-3258258
UNITED STATES FIRE INSURANCE COMPANY                                  13-5459190
THE NORTH RIVER INSURANCE COMPANY                                     22-1964135
SEN-TECH INTERNATIONAL HOLDINGS, INC.                                 13-3738196
EXCELSIOR CLAIMS ADMINISTRATORS, INC.                                 13-3967338
SENECA INSURANCE COMPANY, INC.                                        13-2941133
SENECA RISK SERVICES, INC.                                            61-1319316
SENECA SPECIALTY INSURANCE COMPANY, INC.                              86-0902879
CRUM AND FORSTER INSURANCE COMPANY                                    22-2464174
CRUM & FORSTER UNDERWRITERS CO. OF OHIO                               58-1552849
Crum & FORSTER INDEMNITY COMPANY                                      22-2868548
Crum & FORSTER CUSTOM SECURITIES, INC.                                94-2941672
ODYSSEY RE HOLDINGS INC.                                              75-2869978
RIVERSTONE GROUP LLC                                                  02-0511579
RIVERSTONE RESOURCES LLC                                              02-0511580
RIVERSTONE CLAIMS MANAGEMENT LLC                                      75-2869975
RIVERSTONE REINSURANCE SERVICES LLC                                   75-2869980
TIG HOLDINGS, INC.                                                    94-3172455
TIG HOLDINGS 1, INC.                                                  75-2585402
TIG HOLDINGS 2, INC.                                                  75-2585404
TIG BERMUDA LTD.                                                      75-2585427
TIG INSURANCE GROUP                                                   94-3580308
PRIORIS, INC.                                                         75-2684873
RUSCO SERVICES INC.                                                   95-4291249
TIG INSURANCE COMPANY                                                 94-1517098
TIG PREMIER INSURANCE COMPANY                                         94-0781581
TIG INDEMNITY COMPANY                                                 95-1429618
FAIRMONT INSURANCE COMPANY                                            94-1737938
TIG INSURANCE COMPANY OF MICHIGAN                                     38-1184490
TIG INSURANCE CORPORATION OF AMERICA                                  71-0238628
TIG INSURANCE COMPANY OF NEW YORK                                     18-1073431
TIG INSURANCE COMPANY OF TEXAS                                        75-0739399
TIG LLOYDS INSURANCE COMPANY                                          94-2834329
TIG AMERICAN SPECIALTY INSURANCE COMPANY                              75-1770242
TIG SPECIALTY INSURANCE COMPANY                                       94-1264187
TIG INSURANCE COMPANY OF COLORADO                                     84-0753379
TIG COMMONWEALTH HOLDINGS, INC.                                       75-2869981
COMMONWEALTH INSURANCE COMPANY OF AMERICA                             91-1673817
COUNTRYWIDE CORPORATION                                               95-2311647
TIG HOLDINGS 4, INC.                                                  75-2681633
RANGER INSURANCE COMPANY                                              74-1280541
RANGER INSURANCE MANAGERS, INC.                                       74-1385078
RANGER INSURANCE FINANCE COMPANY                                      76-0247309
RANGER MANAGERS CORP.                                                 76-0247311
RANGER LLOYDS INSURANCE COMPANY                                       74-6090673
ODYSSEY AMERICA REINSURANCE CORPORATION                               47-0698507

COMPANIES INCLUDED IN FAIRFAX, INC. FEDERAL CONSOLIDATED GROUP          F.E.I.N.
--------------------------------------------------------------        ----------
ODYSSEY REINSURANCE CORPORATION                                       13-2781282
HUDSON INSURANCE COMPANY                                              13-5150451
TIG RE UK HOLDINGS CORPORATION                                        75-2685494
TIG HOLDINGS 5, INC.                                                  75-2741663
TIG LATIN AMERICA INC.                                                75-2741665